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                COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES

                     Exhibit 21 - Schedule of Subsidiaries


As of May 31, 1999, the Company had the following active subsidiaries:

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
      Wholly-owned subsidiaries of Comprehensive Behavioral Care, Inc.:     State of Incorporation
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
      Comprehensive Behavioral Care, Inc.                                           Nevada
      Healthcare Management Services, Inc.                                          Michigan
      Healthcare Management Services of Michigan, Inc.                              Michigan
      Healthcare Management Services of Ohio, Inc.                                  Michigan
      Behavioral Health Management, Inc.                                            Michigan
      Comprehensive Health Associates                                               Puerto Rico

      Wholly-owned subsidiaries of Comprehensive Care Corporation, Inc.:
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      Comprehensive Care Integration, Inc.                                          Delaware
      Care Institute                                                                California

      Affiliates sponsored by Comprehensive Behavioral Care, Inc.:
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      Comprehensive Provider Networks of Texas, Inc.                                Texas
      Comprehensive Innovations Institute                                           Texas
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